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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 25, 1998


                         Commission file number 0-17684
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                       ML/EQ Real Estate Portfolio, L.P.
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      (Exact name of registrant as specified in its governing instrument)



          Delaware                                      58-1739523
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  (State of Organization)                 (I.R.S. Employer Identification No.)

          3424 Peachtree Road N.E., Suite 800, Atlanta, Georgia 30326
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     (Address of principal executive office)                 (Zip Code)

(Registrant's telephone number, including area code)       (404) 239-5002
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Item 5. Other Events

On December 31, 1997, EML Associates (the "Venture"), in which ML/EQ Real Estate Portfolio, L.P. (the "Partnership") holds an 80% interest, completed the sale of the Chicago Industrial properties at a cash price of $7,860,000. The sale generated $7,649,000 in net sales proceeds and $1,433,456 in taxable income to the Partnership. The Partnership declared a distribution of $2.75 per unit, representing a return of capital from the net proceeds from the sale of the Chicago Industrial properties and $7,267,618.75 of proceeds derived from the remaining portion of the November 1993 pay-off of the Mortgage Loan to the Second Merritt Seven Joint Venture and various lease termination payments. The distribution is payable on February 27, 1998 to holders of record as of December 31, 1997.
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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on behalf of the undersigned hereunto duly authorized.



                                        ML/EQ Real Estate Portfolio, L.P.

                                        By: EREIM Managers Corp.
                                        Managing General Partner





                                        By: Patricia C. Snedeker
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                                        Patricia C. Snedeker
                                        Vice President, Controller and Treasurer
                                        (Principle Accounting Officer)




Dated: February 25, 1998

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